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                                                                    Exhibit 99.3

            INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER
                                      of
              8 5/8% Series A Senior Subordinated Notes Due 2009
                                      of
                        Horseshoe Gaming Holding Corp.

To Registered Holder:

            The undersigned hereby acknowledges receipt of the Prospectus dated _________, 1999 (the "Prospectus"), of Horseshoe Gaming Holding Corp., a Delaware corporation (the "Company"), and accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange $1,000 in principal amount of a new series of 8 5/8% Series B Senior Subordinated Notes Due 2009 (the "New Notes") of the Company for each $1,000 in principal amount of outstanding 8 5/8% Series A Senior Subordinated Notes Due 2009 (the "Original Notes") of the Company. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

            This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

            The aggregate face amount of the Original Notes held by you for the account of the undersigned is (fill in amount):

            $__________ of 8 5/8% Series A Senior Subordinated Notes Due 2009.

            With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

            |_| To TENDER the following Original Notes held by you for the account of the undersigned (insert principal amount of Original Notes to be tendered (if any)):

            $__________ of 8 5/8% Series A Senior Subordinated Notes Due 2009.

            |_| NOT to TENDER any Original Notes held by you for the account of the undersigned.

            If the undersigned instructs you to tender Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that: (i) the New Notes to be acquired by the Holder and each beneficial owner, if any, are being acquired in the ordinary course
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of business; (ii) neither the Holder nor any beneficial owner is an affiliate, as defined in Rule 405 of the Securities Act of the Company or any of the Company's subsidiaries; (iii) any person participating in the Exchange Offer with the intention or purpose of distributing New Notes received in exchange for Original Notes, including a broker-dealer that acquired Original Notes directly from the Company, but not as a result of market-making activities or other trading activities, will comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a secondary resale of the New Notes acquired by such person; (iv) if the Holder is not a broker-dealer, the Holder and each beneficial owner, if any, are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in any distribution of the New Notes received in exchange for Original Notes; and (v) if the Holder is a broker-dealer that will receive New Notes for the Holder's own account in exchange for Original Notes, the Original Notes to be so exchanged were acquired by the Holder as a result of market-making or other trading activities and the Holder will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in the Exchange Offer. However, by so representing and acknowledging and by delivering a prospectus, the Holder will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

                                    SIGN HERE


Name of beneficial owner(s) (please print):_____________________________________

Signature(s):___________________________________________________________________

Address:________________________________________________________________________

________________________________________________________________________________

Telephone Number:_______________________________________________________________

Taxpayer identification or Social Security Number:______________________________

________________________________________________________________________________

Date:___________________________________________________________________________


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                           Tender for all Outstanding
               8 5/8% Series A Senior Subordinated Notes Due 2009
                                 in Exchange for
               8 5/8% Series B Senior Subordinated Notes Due 2009
                                       of
                         Horseshoe Gaming Holding Corp.

To Our Clients:

            We are enclosing herewith a Prospectus, dated _________, 1999, of Horseshoe Gaming Holding Corp., a Delaware corporation (the "Company"), and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Company to exchange its 8 5/8% Series B Senior Subordinated Notes Due 2009 (the "New Notes"), the offer and sale of which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 8 5/8% Series A Senior Subordinated Notes Due 2009 (the "Original Notes") upon the terms and subject to the conditions set forth in the Exchange Offer.

      Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on ___________, 1999 unless extended.

            The Exchange Offer is not conditioned upon any minimum principal amount of Original Notes being tendered.

            We are the holder of record of Original Notes held by us for your account. A tender of such Original Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account.

            We request instructions as to whether you wish to tender any or all of the Original Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

            Pursuant to the Letter of Transmittal, each holder of Original Notes will represent to the Company that (i) the New Notes to be acquired by the Holder and each beneficial owner, if any, are being acquired in the ordinary course of business, (ii) neither the Holder nor any beneficial owner is an affiliate, as defined in Rule 405 of the Securities Act of the Company or any of the Company's subsidiaries, (iii) any person participating in the Exchange Offer with the intention or purpose of distributing New Notes received in exchange for Original Notes, including a broker-dealer that acquired Original Notes directly from the Company, but not as a result of market-making activities or other trading activities, will comply with the registration and prospectus delivery requirements
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of the Securities Act, in connection with a secondary resale of the New Notes acquired by such person, (iv) if the Holder is not a broker-dealer, the Holder and each beneficial owner, if any, are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in any distribution of the New Notes received in exchange for Original Notes, and (v) if the Holder is a broker-dealer that will receive New Notes for the Holder's own account in exchange for Original Notes, the Original Notes to be so exchanged were acquired by the Holder as a result of market-making or other trading activities and the Holder will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in the Exchange Offer. However, by so representing and acknowledging and by delivering a prospectus, the Holder will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.


                                        Very truly yours,


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